EXHIBIT 10.2

VOTING AGREEMENT

                THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of April 30, 2010, by and between PROVIDENT PIONEER PARTNERS, L.P., a Delaware limited partnership (the "Stockholder"), and THOMAS KLINK (“Klink”).

W I T N E S S E T H:

                WHEREAS, concurrently with the execution of this Agreement, Pioneer Power Solutions, Inc., a Delaware corporation (the “Parent”) JEI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Jefferson Electric, Inc., a Delaware corporation (the “Company”) and Klink have entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for, among other things, the merger of Merger Sub with and into the Company (the "Merger"); and

WHEREAS, pursuant to the Merger Agreement, all of the issued and outstanding shares of Company Common Stock (as defined in the Merger Agreement) will be exchanged and converted into the right to receive shares of Parent Common Stock (as defined in the Merger Agreement) constituting the Merger Consideration (as defined in the Merger Agreement), all upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as of the date of this Agreement, Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares of the outstanding common stock of Parent as set forth on the signature page of this Agreement; and

WHEREAS, the Company and Klink have entered into an Employment Agreement, dated as of the date hereof (the “Klink Employment Agreement”); and

WHEREAS, pursuant to the Merger Agreement, during the Director Designation Period (as defined in the Merger Agreement), Parent shall cause Klink to be nominated for election as a Director of Parent; and

WHEREAS, Stockholder desires to vote the Stockholder Shares (as defined below) in favor of the election of Klink as a Director of Parent, subject to the terms and provisions of this Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.            Agreement to Vote Shares. Until the Expiration Date (as hereinafter defined), at every annual or special meeting of stockholders of Parent called for purposes of the election of Directors of Parent, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of Parent with respect thereto (each such annual, special, adjourned or postponed meeting and written consent, each, a "Stockholder Vote"), Stockholder shall vote and/or cause to be voted, in person or by proxy, all shares of common stock of Parent as to which Stockholder holds beneficial ownership at the time of such Stockholder Vote (collectively, the "Stockholder Shares") in favor of the election of Klink as a Director of Parent.

                2.            Expiration Date; No Successor.  As used herein, "Expiration Date" shall mean the earliest to occur of the following: (i) the termination of the Klink Employment Agreement for any reason whatsoever (including expiration of the three (3) year term thereof); (ii) Klink shall beneficially own less than 364,706 shares of Parent Common Stock received as Merger Consideration pursuant to the Merger Agreement (i.e., 75% of the aggregate shares of Parent Common Stock received by Klink as Merger Consideration); (iii) the termination, removal and/or resignation of Klink as a Director of Parent for any reason whatsoever; or (iv) Klink shall be in material default under the terms and provisions of the Klink Employment Agreement and/or any other obligation of Klink to Parent and/or the Company.

Notwithstanding anything to the contrary herein contained, upon the termination, removal and/or resignation of Klink as a Director of Parent for any reason whatsoever pursuant to the Certificate of Incorporation and/or By-laws and/or other documents of Parent and/or otherwise pursuant to applicable law, then this Agreement shall be automatically terminated and without further force or effect, and Klink shall have no right of any kind or nature whatsoever to nominate or designate any person as a successor Director.

3.            No Inconsistent Agreement.  Stockholder hereby covenants and agrees not to enter into any agreement that would materially restrict or interfere with, or otherwise circumvent, the performance of Stockholder's obligations under this Agreement.  Nothing contained in this Agreement shall in any manner whatsoever be deemed to limit or restrict the ability of Stockholder to at any time sell, transfer or assign in any manner any Stockholder Shares and/or any other capital stock of Parent held by the Stockholder, including without limitation, the distribution of any such shares to its partners.  Notwithstanding the foregoing, the terms and provisions of this Agreement shall remain in full force and effect upon any assignment or transfer by Stockholder of any Stockholder Shares to any of its Affiliates (as defined in the Merger Agreement).

4.            Representations of Stockholder. As of the date hereof, Stockholder represents and warrants to Parent and the Company as follows:

(i)  Stockholder is the beneficial owner of the shares of Parent common stock set forth on the signature page hereto (the "Currently Owned Shares"), with full power to vote or direct the voting of the Currently Owned Shares.

(ii)  The Currently Owned Shares are free and clear of any rights of first refusal, security interests, liens, pledges, claims, options, charges or other encumbrances of any kind or nature, in each case that would materially impair the right of the Stockholder to vote such shares.

(iii)  Stockholder has all necessary power, authority and legal capacity to make, enter into and carry out the terms of this Agreement and no other proceedings or actions on the part of Stockholder are necessary to authorize the execution, delivery or performance of this Agreement.

                5.            Termination. The term of this Agreement shall commence on the date hereof and shall terminate immediately, and shall have no further force or effect, as of the Expiration Date.

6.            No Survival of Representations and Warranties. The representations and warranties of the parties contained herein shall expire, and shall be terminated and extinguished, for all purposes upon the Expiration Date.  Nothing contained herein shall be deemed to limit or restrict the rights of Klink to assert any claims based upon any representations or warranties of Stockholder set forth herein, provided that such claims have been made in a timely manner hereunder prior to the Expiration Date.

7.            Miscellaneous.

(a)  Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons, entities or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such illegal, void or unenforceable provision of this Agreement with a legal, valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such illegal, void or unenforceable provision.

(b) No Assignment. This Agreement relating to the voting by Stockholder of the Stockholder Shares is a personal contract and the right, title and interest of Klink hereunder shall not be sold, transferred, assigned, pledged or hypothecated by Klink in any manner whatsoever.

(c)  Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.  No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.

(d)  Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by facsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Stockholder, to:

c/o Pioneer Power Solutions, Inc.
One Parker Plaza
400 Kelby Street, 9th Floor
Fort Lee, New Jersey 07024

with copies to:

Joshua Glikman, Esq.
Shiboleth LLP
One Penn Plaza, Suite 2527
New York, NY 10119

if to Klink, to:

Mr. Thomas Klink
2323 Ridgewood Road
Grafton, Wisconsin 53024
Facsimile: 262.377.
Tklink@Jeffersonelectric.com

with copies to:

Dean P. Delforge, Esq.
Law Office of Dean P. Delforge, S.C.
15850 W. Bluemound Road, Suite 200
Brookfield, Wisconsin 53005
Facsimile: 262.787.0606
dpdelforge@tds.net

(e)  Governing Law; Jurisdiction.  This Agreement shall in all respects be governed by, and construed in accordance with, the applicable laws of the State of Delaware, U.S.A., without giving effect to principles of conflicts of law.  Each party hereto irrevocably and unconditionally consents to submit the exclusive jurisdiction of the United States District Court for the Southern District of New York, or if jurisdiction in such court is lacking, any court of the State of New York of competent jurisdiction sitting in New York City, in connection with any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and agrees that service of process may be made in any manner acceptable for use in such New York courts. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement and/or the transactions contemplated hereby, in the above New York courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  The parties hereby expressly waive the right to any jury trial in any action or proceeding involving this Agreement.

(f)  Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

(g)  Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(h)  No Ownership Interest.  Nothing contained in this Agreement shall be deemed, upon execution, to vest in any person or entity any direct or indirect ownership or incidence of ownership of or with respect to the Currently Owned Shares and/or Stockholder Shares, as applicable, except only to the extent otherwise expressly provided herein. All rights, ownership and economic benefits of any kind or nature whatsoever relating to the Currently Owned Shares and/or Stockholder Shares, as applicable, including any voting rights, shall at all times remain vested in and belong solely and exclusively to Stockholder for all purposes whatsoever.

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                IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

STOCKHOLDER: PROVIDENT PIONEER PARTNERS, L.P.

By: Provident Canada Corp., General Partner

By:	/s/ Nathan J. Mazurek
Name:	Nathan J. Mazurek
Title:	President

Currently Owned Shares: Common Stock: 23,800,000 Parent Options: 1,000,000

/s/ Thomas Klink
Thomas Klink